UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 6, 2010, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Concho Resources Inc. (the “Company”) approved the purchase (the “Purchase”) by the Company of the existing residence of Darin G. Holderness, the Company’s Vice President — Chief Financial Officer and Treasurer. Because Mr. Holderness is relocating to Midland, Texas, the Company’s headquarters, in connection with his role as an officer of the Company, the Committee believed that it was advisable and in the best interests of the Company to facilitate Mr. Holderness’ relocation by effecting the Purchase.
To effectuate the Purchase, the Company has engaged a third-party relocation company, who will execute the Purchase and subsequent resale of Mr. Holderness’ residence. The third-party relocation company has appraised the fair market value of Mr. Holderness’ existing residence at $920,000, and so the Company will effect the Purchase at that price.
As required by the Company’s Related Person Transaction Policy, the Purchase was also approved by the Audit Committee of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: May 11, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary